EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Universal Health Services, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Alan B. Miller, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, and to the best of my knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company at the end of, and for the period covered by, the Report.

/s/ Alan B. Miller
Alan B. Miller
President and Chief Executive Officer
August 6, 2004

A signed original of this written statement required by Section 906 has been provided to Universal Health Services, Inc. and will be retained and furnished to the Securities and Exchange Commission or its staff upon request.